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                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements
No. 33-23950 and 33-70284 of Max & Erma's Restaurants, Inc. on Form S-8 of our report dated December 11, 1995, incorporated by reference in this Annual Report on Form 10-K of Max & Erma's Restaurants, Inc. for the year ended October 29, 1995.


/s/ Deloitte & Touche LLP
Columbus, Ohio
January 8, 1996